EXHIBIT 3(b)

                     AMENDED AND RESTATED BY-LAWS

                                  of

                           AQUARION COMPANY
                           ________________


                               ARTICLE I

                                OFFICES

     Section 1.01.  The registered office of the Corporation shall be
     ------------
in the city of Dover, County of Kent, State of Delaware.



     Section 1.02.  The Corporation may also have offices at such
     ------------
other places both within and without the State of Delaware as the

Board of Directors may from time to time determine or the business of the Corporation may require.



                              ARTICLE II

                       MEETINGS OF STOCKHOLDERS



     Section 2.01.  All meetings of the stockholders for the election
     ------------
of directors shall be held in the City of Bridgeport, State of

Connecticut, at such place as may be fixed from time to time by the

Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the

Board of Directors and stated in the notice of the meeting.  Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.



     Section 2.02.  Commencing with the year 1974, annual meetings of
     -------------
stockholders entitled to vote at such meetings pursuant to the provisions of the Certificate of Incorporation shall be held on the fourth Tuesday of April of each year, if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday, at

9:30 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.



     Section 2.03.  Written notice of the annual meeting stating the
     -------------
place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.



     Section 2.04.  The Secretary shall prepare and make, at least ten
     -------------
(10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting,


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arranged in alphabetical order, and showing the address of each stockholder and the number of shares of any class of stock the holders of which are entitled to vote at such meeting, registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder entitled to vote at such meeting, for any purpose germane to the meeting,

during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city in which the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder entitled to vote at such meeting, who is present.



      Section 2.05.  Special meetings of stockholders of the
      -------------
Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).



     Section 2.06.  Written notice of a special meeting stating the
     -------------
place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.



     Section 2.07.  Business transacted at any special meeting of
     -------------
stockholder shall be limited to the purposes stated in the notice of meeting.



     Section 2.08.  The holders of a majority of the stock issued and
     -------------
outstanding of any class which is entitled to vote at a meeting of stockholders, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business in respect of any vote required to be taken by such class except as otherwise provided by statute or by the

Certificate of Incorporation.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders of such class present in person or represented by proxy,

shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum of such class shall be present or represented.  At such meeting at which a quorum of such class shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.  If the adjournment is for more than thirty (30)

days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.



     Section 2.09.  When a quorum of any class of stock is present at
     -------------
any meeting, the vote of the holders of a majority of the stock of such class present in person or represented by proxy, shall decide any question in respect of any vote required to be taken by such class brought before such meeting, unless the question is one upon which by express provision of the General Corporation Law of the State of

Delaware or of the Certificate of Incorporation a different vote

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is required, in which case such express provision shall govern and control the decision of such question.



     Section 2.10.  Except as otherwise provided in the Certificate of
     -------------
Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such

stockholder, but no proxy shall be voted on after three years from its date, unless the proxy expressly provides for a longer period.  Unless otherwise provided by law, no vote on any question upon which a vote of the stockholders may be taken need be by ballot unless the chairman of the meeting shall order that such vote be taken by ballot.  If a vote is to be taken by ballot, each ballot shall state the number of shares voted of each class entitled to vote and the name of the stockholder or proxy voting.



     Section 2.11.  Any action required or permitted to be taken by
     -------------
the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.



                  PRESIDING OFFICER/ORDER OF BUSINESS


      Section 2.12.  Meetings of stockholders shall be presided over by
      -------------
the President of the Corporation or, if he is not present, then by the

Chairman of Board, or, if he is not present, by a Vice President, or if neither the Chairman of the Board nor the President nor a Vice

President is present, by a chairman to be chosen by a majority of the stockholders entitled to vote at the meeting who are present in person or by proxy.  The Secretary of the Corporation, or, in his absence, an

Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the meeting shall choose any person present to. act as secretary of the meeting.



     Section 2.13.  The Board of Directors of the Corporation may
     -------------
adopt such procedural rules for the conduct of meetings of

stockholders as the Board of Directors, in its sole discretion, shall deem to be in the best interests of the stockholders and to ensure that all meetings of stockholders are conducted in a fair and reasonable manner.



                              ARTICLE III

                               DIRECTORS


     Section 3.01.  The business of the Corporation shall be managed
     -------------
by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of

Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

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     Section 3.02.  In addition to any rights or duties prescribed by
     -------------
statute, any director shall perform his duties as such in good faith,

in a manner he reasonably believes to be in the best interests of the

Corporation, and with such care as a ordinarily prudent person in a like position would use under similar circumstances.  In performing his duties, a director shall be entitled to rely on information,

opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:



     (a)  one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented,



     (b)  counsel, public accountants, or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence, or



     (c)  a committee of the board upon which he does not serve, duly designated in accordance with a provision of the Certificate of

Incorporation or these By-laws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence, but he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted.  A person who so performs his duties shall have no liability by reason of being or having been a director of the Corporation.



     Section 3.03.  A director of the Corporation who is present at a
     -------------
meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the

Secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.  Any director who may have been absent from a meeting of the Board of Directors at which action on a corporate matter is taken shall be presumed to have assented to the action taken unless he shall file his written dissent to such action with the person acting as Secretary of the Corporation immediately after he has notice of the same.



     Section 3.04.  The Board of Directors shall consist of not less
     -------------
than nine or more than fifteen persons, the exact number to be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).  Each director shall be a stockholder of the Corporation.  At the 1985 annual meeting of stockholders, the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1986 annual meeting of stockholders, the term of office of the second class to expire at the 1987 annual meeting of

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stockholders and the term of office of the third class to expire at the 1988 annual meeting of stockholders.  At each annual meeting of stockholders following such initial classification and election,

directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.



     Section 3.05.  Any director of the Corporation may resign at any
     -------------
time either by oral tender of resignation at any meeting of the Board of Directors or by giving written notice thereof to the Corporation.

Such resignation shall take effect at the time specified therefor, and unless otherwise specified with respect thereto the acceptance of such resignation shall not be necessary to make it effective.  Subject to the rights of the holders of any class or series of Preferred Stock having preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any directors, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80 percent of the combined voting power of all of the then-outstanding shares of stock of all classes and series of the Corporation entitled to vote generally (the "Voting

Stock"), voting together as a single class (it being understood that,

for all purposes of these By-laws, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article 4 of the Restated Certificate of Incorporation of the Corporation or any

designation of the rights, powers and preferences of any class or series of the Preferred Stock of the Corporation made pursuant to said

Article 4 (a "Preferred Stock Designation")).  The Corporation must notify the director of the grounds of his impending removal and the director shall have an opportunity, at the expense of the Corporation,

to present his defense to the stockholders by a statement which accompanies or precedes the Corporation's solicitation of proxies to remove him.  The term "Entire Board" as used in these By-laws means the total number of directors which the Corporation would have if there were no vacancies.



     Section 3.06.  Except as otherwise fixed pursuant to the
     -------------
provisions of Article 4 of the Restated Certificate of Incorporation

relating to the rights of the holders of any class or series of

Preferred Stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of

Directors resulting from death, resignation, retirement,

disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, even though less than a quorum of the Board of Directors, acting at a regular or special meeting.  Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.  No decrease in the authorized number of directors constituting the entire Board of Directors shall shorten the term of any incumbent director.



                  MEETINGS OF THE BOARD OF DIRECTORS

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     Section 3.07.  The Board of Directors of the Corporation may hold
     -------------
meetings, both regular and special, either within or without the State of Delaware.  Members of the Board of Directors, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of a conference telephone or similar

communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.



     Section 3.08.  Regular meetings of the Board of Directors may be
     -------------
held without notice six (6) times each year in accordance with a schedule to be adopted annually by the Board in advance of the first such meeting.  At least one regular meeting shall be scheduled in each calendar quarter, and only one regular meeting shall be scheduled in any month.  Any regular meeting of the Board may be held on the fourth

Tuesday of the month or on such other days as the Board may designate in advance of the meeting.  Any business of the Corporation may be transacted at any such regular meeting.



     Section 3.09.  Special meetings of the Board may be called by the
     -------------
Secretary on two (2) days written or oral notice to each director, as provided in Article IV, on the request of the Chairman of the Board or the President or on the written request of three (3) directors.



      Section 3.10.  A whole number of directors equal to at least one
      -------------
third of the total number of authorized directors of the Corporation

(whether or not there exist any vacancies in previously authorized directorships at the time at which the existence of a quorum is to be determined with respect to the transaction of any business by the

Board) shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained.



     Section 3.11.  Unless otherwise restricted by the Certificate of
     -------------
Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the

Board or committee.



     Section 3.12.  Subject to the rights of holders of any class or
     -------------
series of Preferred Stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally.  However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United

States mail, postage prepaid, to the Secretary of the Corporation not later

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than (i) with respect to an election to be held at an annual meeting of stockholders, ninety days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders.  Each such notice shall set forth:  (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or

nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e)

the consent of each nominee to serve as a director of the Corporation if so elected.  The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.



                        COMMITTEES OF DIRECTORS



     Section 3.13. The Board of Directors may create one or more
     -------------
committees and appoint members of the Board to serve on them.  Each committee shall have one or more directors, who serve at the pleasure of the Board.  The creation of a committee and the appointment of directors to it shall be approved by a majority of all the directors in office when the action is taken.  To the extent specified by the

Board of Directors, each committee may exercise the authority of the

Board, except that a committee may not (i) declare a dividend or authorize the issuance of stock; (ii) recommend to stockholders actions enumerated in Section 141(c)(1) of the General Corporation Law

of the State of Delaware; (iii) amend the Certificate of

Incorporation; (iv) adopt, amend or repeal these By-laws, (v) adopt an agreement of merger or consolidation; or (vi) exercise any other authority prohibited by law.  Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.



                             COMPENSATION



     Section 3.14.  Directors, and members of any committee of the
     -------------
Board of Directors, shall be entitled to such reasonable compensation for their services as directors and members of any such committee as shall be fixed from time to time by resolution of the Board of

Directors, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending such meetings.  The compensation of directors may be on such basis as is determined in the resolution of the Board of Directors.  Any director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.

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                              ARTICLE IV

                                NOTICES



     Section 4.01.  Whenever, under the provisions of the statutes or
     -------------
of the Certificate of Incorporation or of these By-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but notice may be given in writing,

by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Notice to directors may also be given by telegram or cable.



      Section 4.02.  Whenever any notice is required to be given under
      -------------
the provisions of the statutes or of the Certificate of Incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such notice.  Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting,

to the transaction of any business because the meeting is not lawfully called or convened.



                               ARTICLE V

                               OFFICERS


     Section 5.01.  The Board of Directors at its initial meeting, and
     -------------
thereafter at its first meeting after each meeting of stockholders at which directors are elected, shall elect, by majority vote of the directors present, a Chairman of the Board, a President, one or more

Vice Presidents (one or more of whom may be designated as Executive

Vice Presidents or Senior Vice Presidents), a Secretary, and

Treasurer, each of whom shall hold office until the first meeting of the Board after the next annual meeting of the stockholders and until his successor is elected and qualified or until his earlier

resignation or removal.  At any time the Board of Directors may fill any vacancy that may occur in any office by reason of death,

resignation, removal or otherwise.  At any time the Board of Directors may also elect a Vice Chairman of the Board, one or more additional

Vice Presidents (one or more of whom may be designated as Executive

Vice President or Senior Vice President), a Controller, one or more

Assistant Secretaries, Assistant Treasurers, Assistant Controllers,

and such other officers and agents as in its judgment the business of the Corporation may require, who shall perform such duties as the

Board shall from time to time determine.  No officer of the

Corporation need be a member of the Board of Directors except the

Chairman of the Board and the President.  Two or more offices may be held by the same person.



     Section 5.02.  Any officer of the Corporation may resign at any
     -------------
time by giving written notice thereof to the Board of Directors.  Such resignation shall take effect at the time specified

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therefor, and unless otherwise specified with respect thereto the acceptance of such resignation shall not be necessary to make it effective.  Any officer of the Corporation may be removed with or without cause at a meeting by a majority of the members of the Board of Directors or by written consent of all such members.



     Section 5.03.  The compensation of all officers and agents of the
     -------------
Corporation shall be fixed by the Board of Directors except to the extent such power shall be delegated by resolution of the Board to a committee of directors or to the President.



                       THE CHAIRMAN OF THE BOARD



     Section 5.04.  The Chairman of the Board shall preside at all
     -------------
meetings of the Board of Directors at which he is present.  He shall perform such other duties as the Board may from time to time prescribe.



     When such office is constituted by election by the Board of

Directors, the Vice Chairman of the Board shall preside at all meetings of the Board of Directors at which the Chairman of the Board is not present.  He shall perform such other duties as the Board may from time to time prescribe.



                             THE PRESIDENT



     Section 5.05.  The President shall be the chief executive officer
     -------------
of the Corporation and, subject to the authority of the Board of

Directors, shall have general and active charge, control and supervision of all its business and affairs.  He shall preside at all meetings of the stockholders at which he is present.  He shall perform such other duties as the Board of Directors may from time to time prescribe.



                       EXECUTIVE VICE PRESIDENTS



     Section 5.06.  The Executive Vice Presidents, each of whom shall
     -------------
have such primary responsibilities as may from time to time be established and defined by the Board of Directors, shall each have general executive powers.  Each Executive Vice President shall perform such other duties and exercise such other powers as the Board of

Directors or the President may from time to time prescribe.



     In the absence of or in the event of the disability of the

President, the senior Executive Vice President shall perform the duties of the President.



                          THE VICE PRESIDENTS

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     Section 5.07.  The several Vice Presidents may be designated by
     -------------
such title or titles and in such order of seniority as the Board of

Directors may determine.  They shall perform such duties and exercise such powers as the Board of Directors or the President may from time to time prescribe.



                THE SECRETARY AND ASSISTANT SECRETARIES



      Section 5.08.  The Secretary shall give, or cause to be given,
      -------------
notice of all meetings of the stockholders and special meetings of the

Board of Directors; attend all meetings of the Board of Directors and all meetings of the stockholders and record the proceedings of all such meetings in a book kept for that purpose; perform like duties for the standing committees when required; keep and account for all books,

documents, papers and records of the Corporation, except those for which some other officer or agent is properly accountable; and perform such other duties as may be prescribed from time to time by the Board of Directors or the President, under whose supervision he shall be.

He shall have custody of the corporate seal of the Corporation and he,

or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary.  The

Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.



     Section 5.09.  The Assistant Secretary, or if there be more than
     -------------
one, the Assistant Secretaries, shall perform such duties and exercise such powers as the Board of Directors or the President or the

Secretary may from time to time prescribe.



                THE TREASURER AND ASSISTANT TREASURERS



     Section 5.10.  The Treasurer shall have the custody of the
     -------------
corporate funds and securities and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  He shall disburse the funds of the Corporation as may be ordered by the

Board of Directors and shall render to the President and to the Board,

whenever the President or the Board shall require, an account of all his transactions as Treasurer.



      Section 5.11.  The Assistant Treasurer, or if there shall be more
      -------------
than one, the Assistant Treasurers, shall perform such duties and exercise such powers as the Board of Directors or the President or the

Treasurer may from time to time prescribe.



                THE CONTROLLER AND ASSISTANT CONTROLLER



     Section 5.12.  When such office is constituted by appointment by
     -------------
the Board of Directors, the Controller shall be the chief auditing and accounting officer of the Corporation and shall have control of and be responsible for all matters pertaining to the accounting policy of the

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Corporation.  He shall continuously examine the affairs of the

Corporation.  He shall maintain adequate and complete records of all assets, liabilities and transactions of the Corporation, shall supervise the arrangement and classification of such records, and shall supervise the accounting and auditing practices of the

Corporation.  He shall receive, audit and consolidate all operating and financial statements of the Corporation and its various

departments and divisions.  He shall have the power to make and sign all reports required by law to be made, published or filed by the

Corporation, or on its behalf, with any public officer, or if there shall be more than one, the Assistant Controller, shall perform such duties and exercise such powers as the Board of Directors or the

President or the Controller may from time to time prescribe.



                              ARTICLE VI

                         CERTIFICATES OF STOCK



     Section 6.01.  Every holder of shares of capital stock of the

Corporation shall be entitled to have a certificate in a form approved by the Board of Directors, signed by the Chairman of the Board, the

President, an Executive Vice President or a Vice President and the

Treasurer or an Assistant Treasurer, or the Secretary or an Assistant

Secretary, certifying the number of such shares owned by him.



     Section 6.02.  Where any such certificate is signed either by a
     -------------
transfer agent or an assistant transfer agent, or by a transfer clerk acting on behalf of the Corporation and by a registrar, the signature of any such Chairman of the Board, President, Executive Vice

President, Vice President, Treasurer, Assistant Treasurer, Secretary

or Assistant Secretary may be facsimile.  In case any such officer who has signed, or whose facsimile signature has been used on, any certificate shall cease to be such officer, whether because of resignation, removal or otherwise, before such certificate has been delivered by the Corporation, such certificate may nevertheless be issued and delivered by the Corporation with the same effect as if such officer had not ceased to be such at the date of such delivery.



                           LOST CERTIFICATES



     Section 6.03.  In case any certificate of stock shall be lost,
     -------------
stolen or destroyed, any officer or officers may authorize the issuance of a substitute certificate in place of the certificate so lost, stolen or destroyed; provided, however, that in each such case the applicant for a substitute certificate shall furnish evidence to the Corporation which any officer or officers determines is

satisfactory, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may be required by and office or officers.



                           TRANSFER OF STOCK

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     Section 6.04.  Upon surrender to the Corporation or the transfer
     -------------
agent of the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the proper officers of the

Corporation or of the transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.



                          FIXING RECORD DATE



     Section 6.05.  In order that the Corporation may determine the
     -------------
stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change,

conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date,

which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the

Board of Directors may fix a new record date for the adjournment meeting.



                        REGISTERED STOCKHOLDERS



     Section 6.06.  The Corporation shall be entitled to recognize the
     -------------
exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                               ARTICLE VII

                          GENERAL PROVISIONS



                               DIVIDENDS



     Section 7.01.  Dividends upon the capital stock of the
     -------------
Corporation, subject to the provisions of the Certificate of

Incorporation and the General Corporation Law of the State of

Delaware, may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the

Certificate of Incorporation and the General Corporation Law of the

State of Delaware.



     Section 7.02.  Before payment of any dividend, there may be set
     -------------
aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in

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their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for qualifying dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the

Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.



                              FISCAL YEAR



     Section 7.03.  The fiscal year of the Corporation shall be the
     -------------
calendar year unless otherwise fixed by resolution of the Board of

Directors.



                               DEPOSITS



      Section 7.04.  The Board of Directors shall select banks, trust
      -------------
companies, or other depositories in which all funds of the Corporation not otherwise employed shall, from time to time be deposited to the credit of the Corporation.



               VOTING SECURITIES HELD BY THE CORPORATION



     Section 7.05.  Unless otherwise ordered by the Board of
     -------------
Directors, the Chairman of the Board or the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of security holders of other corporations in which the Corporation may hold securities.  At such meeting the

Chairman of the Board or the President shall possess any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present.  The Board of Directors may, from time to time confer like powers upon any other person or persons.



                                 SEAL



     Section 7.06.  The corporate seal shall have inscribed thereon
     -------------
the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware".  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.



                             ARTICLE VIII

                            INDEMNIFICATION



     Section 8.01.  The Corporation shall indemnify any person who was
     -------------
or is a party or is threatened to be made a party to any threatened,

pending or completed action, suit or proceeding, whether civil,

criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, against expenses

(including attorneys' fees), judgments, fines and amounts paid in settlement

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actually and reasonably incurred by him in connection with

such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.



     Section 8.02.  The Corporation shall indemnify any person who was
     -------------
or is a party or is threatened to be made a party to any threatened,

pending or completed action or suit by or in the right of the

Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect to any claim,

issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of

Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.



     Section 8.03.   The Corporation may indemnify any person who is
     -------------
or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the extent and under the circumstances provided by paragraphs 1 and 2 of this Article VIII with respect to a person who is or was a director or officer of the Corporation.



     Section 8.04.   Any indemnification under paragraphs 1, 2 and 3
     -------------
of this Article VIII (unless ordered by a court) shall be made by the

Corporation only as authorized in the specific case upon a

determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth therein.  Such determination shall be made (a) by the Board of Directors by a majority vote of only those directors who were not parties to such action, suit or proceeding, (b) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.



     Section 8.05.  Expenses incurred in defending a civil or criminal
     -------------
action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action,

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suit or proceeding as authorized by the Board of Directors of the

Corporation in the manner provided in the next preceding paragraph upon receipt of an undertaking by or on behalf of the director, officer,

employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article VIII.



     Section 8.06.  The indemnification provided by this Article VIII
     -------------
shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, by-law,

agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.



     Section 8.07.  By action of its Board of Directors,
     -------------
notwithstanding any interest of the directors in the action, the

Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Corporation,

or of any corporation a majority of the voting stock of which is owned by the Corporation, or is or was serving at the request of the

Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise,

against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or would be required to indemnify him against such liability under the provisions of this Article VIII or of the General Corporation Law of the State of Delaware.



     Section 8.08.  For the purposes of this Article VIII, references
     -------------
to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have power and authority to indemnity its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.



                              ARTICLE IX

                              AMENDMENTS



     Section 9.01.  These By-laws may be amended, added to rescinded
     -------------
or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting or, in the case of a meeting of the Board of

Directors, in a notice given not less than two days prior to the meeting; provided, however, that,

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notwithstanding any other provisions of these By-laws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, the Restated Certificate of Incorporation, any Preferred Stock Designation or these By-laws, the affirmative vote of the holders of at least 80 percent of the combined voting power of all the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal

Sections 2.05 and 2.11 of ARTICLE II of these By-laws, Sections 3.04, 3.05,

3.06, 3.10 and 3.12 of ARTICLE III of these By-laws or this proviso to this Section 9.01 of ARTICLE IX of these By-laws.



                                ARTICLE X

                               REFERENCES



     Reference in these By-Laws to a provision of the General

Corporation Law of the State of Delaware or any provision of Delaware law set forth therein is to such provision of the Delaware Code 1953,

as amended, or the corresponding provision(s) of any subsequent

Delaware law.

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